As filed with the Securities and Exchange Commission on December 1, 2008

Reg. No. 333-151397

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2624428
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

BEAR STEARNS CAPITAL TRUST III

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-7171664
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

CHASE CAPITAL II

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-391851
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

CHASE CAPITAL III

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-391852
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

CHASE CAPITAL VI

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3967700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

J.P. MORGAN CHASE CAPITAL X

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-7304730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

J.P. MORGAN CHASE CAPITAL XI

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-7304731
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

J.P. MORGAN CHASE CAPITAL XII

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-7304733
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XIII

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-7304734
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XIV

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-6264596
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XV

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-6264597
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XVI

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-6264599
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XVII

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-6264600
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XVIII

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-6581657
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XIX

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-7474788
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XX

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-6581669
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXI

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-6581720
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXII

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-6581729
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXIII

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-6581739
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXIV

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-6581749
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXV

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457837
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXVI

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457849
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXVII

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXVIII

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457875
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXIX

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXX

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457891
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXXI

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457901
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMORGAN CHASE CAPITAL XXXII

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-7457910
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

BANK ONE CAPITAL III

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-6493815
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

BANK ONE CAPITAL VI

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-7367893
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

FIRST CHICAGO NBD CAPITAL I

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-6080526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

JPMorgan Chase & Co.

270 Park Avenue, New York, NY 10017

(212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony J. Horan

JPMorgan Chase & Co.

270 Park Avenue, New York, NY 10017

(212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Communications to:

Neila B. Radin, Esq.	Maripat Alpuche, Esq.
JPMorgan Chase & Co.	Simpson Thacher & Bartlett LLP
270 Park Avenue, New York, NY 10017	425 Lexington Avenue, New York, NY 10017
(212) 270-6000	(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price per unit	Amount of registration fee

Debt securities, warrants, units, purchase contracts, preferred stock and depositary shares of JPMorgan Chase & Co; Preferred Securities and Capital Securities of Bear Stearns Capital Trust III, Chase Capital II, Chase Capital III, Chase Capital VI, J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII, JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII, JPMorgan Chase Capital XXIV, JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI, JPMorgan Chase Capital XXXII, Bank One Capital III, Bank One Capital VI and First Chicago NBD Capital I; JPMorgan Chase & Co.’s guarantees of each of the Preferred Securities and Capital Securities referenced immediately above.

	$0			$0

(1)	This registration statement covers an indeterminate amount of debt securities, warrants, units, purchase contracts, preferred stock, depositary shares, preferred securities, capital securities, guarantees and other securities that may be offered by affiliates of JPMorgan Chase & Co., including J.P. Morgan Securities Inc., in connection with offers and sales related to secondary market transactions in securities that have previously been registered by any of the registrants or their predecessors, including without limitation The Chase Manhattan Corporation, J.P. Morgan & Co. Incorporated, Banc One Corporation (a predecessor to Bank One Corporation), NBD Bancorp, Inc. (a predecessor to Bank One Corporation), First Chicago Corporation (a predecessor to Bank One Corporation), First Chicago NBD Corporation (a predecessor to Bank One Corporation), Bank One Corporation and The Bear Stearns Companies Inc. This registration statement also covers an indeterminate amount of debt securities, warrants, units, purchase contracts, preferred stock, depositary shares, preferred securities, capital securities, guarantees and other securities that are initially offered and sold by or on behalf of the registrants after the effective date of this registration statement.

Explanatory Note

The content of this registration statement is intended for use by affiliates of JPMorgan Chase & Co., including J.P. Morgan Securities Inc., in connection with offers and sales related to secondary market transactions in debt securities, warrants, units, purchase contracts, preferred stock, depositary shares, preferred securities, capital securities, guarantees and other securities previously registered by any of the registrants or their predecessors under the Securities Act of 1933 and in certain debt securities, warrants, units, purchase contracts, preferred stock, depositary shares, preferred securities, capital securities, guarantees or any other securities that are initially offered and sold by or on behalf of the registrants after the effective date of this registration statement. This market maker prospectus is in addition to, and not in substitution for, the original prospectuses relating to securities offered hereby which are on file with the Securities and Exchange Commission.

Debt Securities

Preferred Stock

Depositary Shares

Warrants

Units

Purchase Contracts

BEAR STEARNS CAPITAL TRUST III

CHASE CAPITAL II

CHASE CAPITAL III

CHASE CAPITAL VI

J.P. MORGAN CHASE CAPITAL X

J.P. MORGAN CHASE CAPITAL XI

J.P. MORGAN CHASE CAPITAL XII

JPMORGAN CHASE CAPITAL XIII

JPMORGAN CHASE CAPITAL XIV

JPMORGAN CHASE CAPITAL XV

JPMORGAN CHASE CAPITAL XVI

JPMORGAN CHASE CAPITAL XVII

JPMORGAN CHASE CAPITAL XVIII

JPMORGAN CHASE CAPITAL XIX

JPMORGAN CHASE CAPITAL XX

JPMORGAN CHASE CAPITAL XXI

JPMORGAN CHASE CAPITAL XXII

JPMORGAN CHASE CAPITAL XXIII

JPMORGAN CHASE CAPITAL XXIV

JPMORGAN CHASE CAPITAL XXV

JPMORGAN CHASE CAPITAL XXVI

JPMORGAN CHASE CAPITAL XXVII

JPMORGAN CHASE CAPITAL XXVIII

JPMORGAN CHASE CAPITAL XXIX

JPMORGAN CHASE CAPITAL XXX

JPMORGAN CHASE CAPITAL XXXI

JPMORGAN CHASE CAPITAL XXXII

BANK ONE CAPITAL III

BANK ONE CAPITAL VI

FIRST CHICAGO NBD CAPITAL I

Preferred Securities and Capital Securities

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

Affiliates of JPMorgan Chase & Co., including J.P. Morgan Securities Inc., may use this prospectus in connection with offers and sales in the secondary market of the debt securities, warrants, units, purchase contracts, preferred stock, depositary shares, preferred securities, capital securities or guarantees referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale.

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

We are offering to sell these securities only in places where sales are permitted.

This prospectus is dated December 1, 2008.

You should not assume that the information contained or incorporated in this prospectus and any supplement to this prospectus is accurate as of any date other than its date.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE & CO.

JPMorgan Chase & Co. files annual, quarterly and current reports, proxy statements and other information with the SEC. JPMorgan Chase & Co.’s SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. JPMorgan Chase & Co.’s filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330, fax: (202) 772-9295. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows JPMorgan Chase & Co. to “incorporate by reference” into this prospectus the information in documents it files with the SEC, which means that JPMorgan Chase & Co. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that JPMorgan Chase & Co. files with the SEC will update and supersede this information.

JPMorgan Chase & Co. incorporates by reference (i) the documents listed below and (ii) any future filings it makes with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until its offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b) JPMorgan Chase & Co.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008; June 30, 2008; and September 30, 2008;

(c) JPMorgan Chase & Co.’s Current Reports on Form 8-K and Form 8-K/A filed on January 2, 2008; January 8, 2008; January 9, 2008; January 11, 2008; January 14, 2008; January 15, 2008; January 16, 2008; January 16, 2008; January 22, 2008; January 22, 2008; January 23, 2008; January 24, 2008; January 25, 2008; January 28, 2008; January 29, 2008; January 30, 2008; January 31, 2008; January 31, 2008; February 1, 2008; February 4, 2008; February 5, 2008; February 6, 2008; February 7, 2008; February 8, 2008; February 11, 2008; February 12, 2008; February 14, 2008; February 15, 2008; February 19, 2008;

February 20, 2008; February 21, 2008; February 25, 2008; February 26, 2008; February 27, 2008; February 28, 2008; February 29, 2008; February 29, 2008; March 3, 2008; March 4, 2008; March 6, 2008; March 10, 2008; March 11, 2008; March 11, 2008; March 12, 2008; March 13, 2008; March 14, 2008; March 14, 2008; March 17, 2008; March 18, 2008; March 18, 2008; March 19, 2008; March 20, 2008; March 21, 2008; March 24, 2008; March 24, 2008 (other than information furnished under Item 7.01); March 25, 2008; March 27, 2008; March 28, 2008; March 28, 2008; March 28, 2008; March 31, 2008; March 31, 2008; April 1, 2008; April 4, 2008; April 7, 2008; April 8, 2008; April 11, 2008; April 14, 2008; April 15, 2008; April 16, 2008; April 16, 2008; April 17, 2008; April 21, 2008; April 22, 2008; April 23, 2008; April 23, 2008; April 24, 2008; April 24, 2008; April 25, 2008; April 25, 2008; April 28, 2008; April 29, 2008; May 1, 2008; May 6, 2008; May 6, 2008; May 6, 2008; May 7, 2008; May 7, 2008; May 8, 2008; May 8, 2008; May 9, 2008; May 13, 2008; May 13, 2008; May 16, 2008; May 16, 2008; May 19, 2008; May 20, 2008; May 21, 2008; May 21, 2008; May 22, 2008; May 23, 2008; May 23, 2008; May 28, 2008; May 29, 2008; May 29, 2008; May 30, 2008; May 30, 2008; June 2, 2008; June 3, 2008; June 5, 2008; June 5, 2008; June 5, 2008; June 6, 2008; June 6, 2008; June 10, 2008; June 12, 2008; June 12, 2008; June 13, 2008; June 16, 2008; June 17, 2008; June 17, 2008; June 19, 2008; June 20, 2008; June 20, 2008; June 23, 2008; June 23, 2008; June 26, 2008; June 26, 2008; June 27, 2008; June 27, 2008; June 30, 2008; June 30, 2008; July 1, 2008; July 7, 2008; July 8, 2008; July 11, 2008; July 11, 2008; July 15, 2008; July 15, 2008; July 16, 2008; July 16, 2008; July 17, 2008; July 17, 2008; July 17, 2008; July 22, 2008; July 22, 2008; July 24, 2008; July 25, 2008; July 25, 2008; July 25, 2008; July 28, 2008; July 29, 2008; July 29, 2008; July 30, 2008; July 30, 2008; July 31, 2008; August 1, 2008; August 4, 2008; August 5, 2008; August 6, 2008; August 12, 2008; August 12, 2008; August 14, 2008; August 14, 2008; August 18, 2008; August 19, 2008; August 19, 2008; August 20, 2008; August 21, 2008; August 21, 2008; August 25, 2008; August 26, 2008; August 26, 2008; August 27, 2008; August 28, 2008; August 28, 2008; August 29, 2008; September 3, 2008; September 5, 2008; September 9, 2008; September 9, 2008; September 9, 2008; September 10, 2008; September 11, 2008; September 12, 2008; September 15, 2008; September 15, 2008; September 17, 2008; September 19, 2008; September 23, 2008; September 23, 2008; September 24, 2008; September 25, 2008; September 26, 2008; September 29, 2008; September 29, 2008; September 30, 2008; October 2, 2008; October 3, 2008; October 6, 2008; October 7, 2008; October 9, 2008; October 10, 2008; October 15, 2008; October 15, 2008; October 17, 2008; October 17, 2008; October 20, 2008; October 20, 2008; October 20, 2008; October 22, 2008; October 22, 2008; October 23, 2008; October 27, 2008; October 28, 2008; October 28, 2008; October 30, 2008; October 31, 2008; November 4, 2008; November 7, 2008; November 12, 2008; November 17, 2008; November 19, 2008; November 24, 2008; November 24, 2008; and November 28, 2008.

(d) Any Form 8-A Registration Statements relating to any securities covered by this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning JPMorgan Chase & Co. at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

JPMORGAN CHASE & CO.

JPMorgan Chase is a leading global financial services firm and one of the largest banking institutions in the United States, with $2.3 trillion in assets, $145.8 billion in total stockholders’ equity and operations in more than 60 countries as of September 30, 2008. JPMorgan Chase is a leader in investment banking, financial services for consumers and businesses, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, JPMorgan Chase serves millions of customers in the U.S. and many of the world’s most prominent corporate, institutional and government clients.

JPMorgan Chase is a financial holding company and was incorporated under Delaware law on October 28, 1968. JPMorgan Chase’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 24 states, and Chase Bank USA, National Association, a national bank that is JPMorgan Chase’s credit card issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities Inc., the Firm’s U.S. investment banking firm.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York, New York 10017-2070, U.S.A., and its telephone number is (212) 270-6000.

THE TRUSTS

Each of the trusts listed on the cover page of this prospectus, which we refer to herein as the “Trusts”, is a statutory trust organized under Delaware law. Additional information with respect to such Trusts may be found in the prospectuses with respect to the preferred securities issued by such Trusts referred to below and incorporated by reference herein.

DESCRIPTION OF SECURITIES

The outstanding securities being offered by use of this prospectus consist of debt securities, preferred stock, depositary shares, warrants, units, purchase contracts, preferred securities, capital securities and guarantees previously registered under the following registration statements of the issuers referred to above or their predecessor companies: 333-128506, 333-117770, 333-52826, 333-152214, 333-155535, 333-146731, 333-117775, 333-107207, 333-71876, 333-94393, 333-130051, 333-14959, 333-14959-02, 333-14959-03, 333-37567, 333-37567-03, 333-68500, 333-68500-02, 333-68500-03, 333-68500-04, 333-117785, 333-117785-01, 333-117785-02, 333-117785-03, 333-117785-04, 333-117785-05, 333-126750, 333-126750-01, 333-126750-02, 333-126750-03, 333-126750-04, 333-126750-05, 333-126750-06, 333-126750-07, 333-146220, 333-146220-01, 333-146220-02, 333-146220-03, 333-146220-04, 333-146220-05, 333-146220-06, 333-146220-07, 333-146220-08, 333-116775, 333-116775-02, 333-116771, 333-116771-03, 333-116773, 333-116773-01, 333-80903, 33-58144, 333-70639, 33-49965, 33-64261, 33-45651, 33-64193, 333-37315, 333-51961, 33-60807, 33-64195, 33-35971, 33-22413, 33-38387, 33-26890, 333-38756, 333-70940, 333-65904, 333-15649, 333-47022, 333-136666, 333-121744, 333-109793, 333-104455, 333-136599, 333-83049, 333-76894, 333-66861, 333-66861-01, 333-61437, 333-52902, 333-43565 and 33-50393. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto pursuant to which such securities were initially offered that are contained in the registration statements referred to above. The disclosure information in the prospectuses and all supplements thereto constituting part of the registration statements referred to above is incorporated by reference into this prospectus; except that information contained in such prospectuses and supplements thereto that (i) constitutes a description of JPMorgan Chase & Co. or any of its predecessors or (ii) incorporates by reference any information contained in our current or periodic reports filed with the SEC, are superseded by the information in this prospectus. With respect to our 6.15% Cumulative Preferred Stock, Series E, 5.72% Cumulative Preferred Stock, Series F and 5.49% Cumulative Preferred Stock, Series G offered by use of this prospectus, the information incorporated by reference herein is limited to the description of such preferred stock contained in the prospectus constituting part of our registration statement on Form S-4 (Registration Statement No. 333-152214) filed on July 9, 2008.

PLAN OF DISTRIBUTION

This prospectus may be used by affiliates of JPMorgan Chase, including J.P. Morgan Securities Inc., in connection with offers and sales related to market-making transactions in the debt securities, warrants, units, purchase contracts, preferred stock, depositary shares or guarantees of JPMorgan Chase and preferred securities and capital securities of the Trusts referred to above. These affiliates of JPMorgan Chase may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. JPMorgan Chase will not receive any of the proceeds of such sales. These affiliates of JPMorgan Chase do not have any obligation to make a market in the debt securities, warrants, units, purchase contracts, preferred stock, depositary shares or guarantees of JPMorgan Chase or preferred securities or capital securities of the Trusts, and may discontinue their market-making activities at any time with notice, in their sole discretion.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of Bear Stearns, incorporated herein by reference from JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, as amended by JPMorgan Chase’s Current Report on Form 8-K/A filed May 6, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express unqualified opinions on the consolidated financial statements and the financial statement schedule and include explanatory paragraphs referring to substantial doubt about Bear Stearns’ ability to continue as a going concern, and the adoption of Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140” and Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information of Bear Stearns for the three-month periods ended February 29, 2008 and February 28, 2007, which is incorporated herein by reference from JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, as amended by JPMorgan Chase’s Current Report on Form 8-K/A filed May 6, 2008, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report incorporated herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Part II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

Attorneys’ fees and expenses	200,000	*
Accountants’ fees and expenses	35,000	*
Printing expenses	50,000	*
Trustee fees	80,000	*

Total	$365,000	*

*	Estimated.

Item 15. Indemnification of Directors and Officers

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase & Co. (“JPMorgan Chase”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action but excluding, unless consented to by JPMorgan Chase, any action, suit or proceeding, or part thereof, brought by such person against JPMorgan Chase or any of its affiliates) by reason of the fact that such person is or was serving as a director, officer or employee of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified for expenses incurred in connection with the final disposition of a proceeding in advance of actually incurring such expenses. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer or employee of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL, the certificate of incorporation and by-laws of JPMorgan Chase.

Item 16. List of Exhibits

Exhibit Number	Document Description
4.1	Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-40933) of The Bear Stearns Companies Inc.).

4.2	First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee, to the Indenture dated as of May 31, 1991 (incorporated by reference to Exhibit 4(a)(2) to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on February 2, 1998).

4.3	Second Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.4	Third Supplemental Indenture, dated effective as of July 31, 2008, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

4.5	Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4(a)(4) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-136666) of The Bear Stearns Companies Inc.).

4.6	First Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.7	Second Supplemental Indenture, dated effective as of July 31, 2008, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

4.8	Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on December 17, 1998).

4.9	Second Supplemental Indenture, dated as of May 10, 2001, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001).

4.10	Third Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.11	Fourth Supplemental Indenture, dated effective as of July 31, 2008, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

Exhibit Number	Document Description

4.12	Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc. filed May 10, 2001).

4.13	First Amendment, dated effective as of June 30, 2008, to the Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.14	Second Amendment, dated as of July 31, 2008, to the Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III, dated as of May 10, 2001, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

4.15	Certificate of Trust of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

4.16	Certificate of Amendment of Bear Stearns Capital Trust III.*

4.17	Amended and Restated Trust Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001)).

4.18	Form of Preferred Security Certificate of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

4.19	Indenture dated as of December 1, 1989, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as successor to The Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K (File No. 1-5805) of JPMorgan Chase & Co. for the year ended December 31, 2004).

4.20	First Supplemental Indenture dated as of November 1, 2007, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company, as successor to The Chase Manhattan Corporation), to the Indenture dated as of December 1, 1989 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed November 7, 2007).

4.21	Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.3(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2005).

4.22	Second Supplemental Indenture, dated as of October 8, 1996, between JPMorgan Chase & Co. and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2005).

Exhibit Number	Document Description

4.23	Third Supplemental Indenture, dated as of December 29, 2000, between JPMorgan Chase & Co. and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(c) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2005).

4.24	Form of Subordinated Security (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-3 (File No. 333-56573) of JPMorgan Chase & Co.).

4.25	Form of Fixed Rate Senior Medium-Term Note, Series C (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.26	Form of Floating Rate Senior Medium-Term Note, Series C (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.27	Form of Fixed Rate Subordinated Medium-Term Note, Series A (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.28	Form of Floating Rate Subordinated Medium-Term Note, Series A (incorporated by reference to Exhibit 4.31 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.29	Form of Senior Note, Series D (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (File No. 333-117775) of JPMorgan Chase & Co.).

4.30	Form of Subordinated Note, Series B (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (File No. 333-117775) of JPMorgan Chase & Co.).

4.31	Amended and Restated Indenture, dated as of September 1, 1993, between JPMorgan Chase & Co. (as successor by merger to The Chase Manhattan Corporation) and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.4(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.32	First Supplemental Indenture, dated as of March 29, 1996, among JPMorgan Chase & Co., The Chase Manhattan Corporation, Chemical Bank, as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.33	Second Supplemental Indenture, dated as of October 8, 1996, between JPMorgan Chase & Co. and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(c) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.34	Third Supplemental Indenture, dated as of December 29, 2000, between The Chase Manhattan Corporation and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(d) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.35	Indenture dated as of August 15, 1982, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.5(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

Exhibit Number	Document Description

4.36	First Supplemental Indenture, dated as of May 5, 1986, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.37	Second Supplemental Indenture, dated as of February 27, 1996, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(c) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.38	Third Supplemental Indenture, dated as of January 30, 1997, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(d) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.39	Fourth Supplemental Indenture, dated as of December 29, 2000, among JPMorgan Chase & Co., J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(e) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.40	Indenture dated as of March 1, 1993, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.7(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.41	First Supplemental Indenture, dated as of December 29, 2000, among J.P. Morgan & Co. Incorporated, The Chase Manhattan Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of March 1, 1993 (incorporated by reference to Exhibit 4.7(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.42	Indenture relating to senior debt securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

4.43	First Supplemental Indenture relating to senior debt securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

4.44	Form of Second Supplemental Indenture relating to senior debt securities, among JPMorgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and Deutsche Bank Trust Company Americas, as successor Trustee, to the Indenture, dated as of March 3, 1997 (incorporated by reference to Exhibit 4.22 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.45	Indenture relating to subordinated securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

Exhibit Number	Document Description

4.46	First Supplemental Indenture relating to subordinated securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

4.47	Form of Second Supplemental Indenture relating to subordinated securities, among JPMorgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 3, 1997 (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.48	Form of Indenture, dated as of July 1, 1995, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-60807) of Banc One Corporation).

4.49	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, and Citibank N.A., as Trustee, to the Indenture, dated as of July 1, 1995 (incorporated by reference to Exhibit 4.31 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.50	Indenture, dated as of August 1, 1987, between First Chicago Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (File No. 33-16843) of First Chicago Corporation).

4.51	First Supplemental Indenture, dated as of March 1, 1989, between First Chicago Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(2) to the Registration Statement on Form S-3 (File No. 33-27403) of First Chicago Corporation).

4.52	Second Supplemental Indenture, dated as of January 1, 1993, between First Chicago Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(3) to the Current Report on Form 8-K dated January 20, 1993 (File No. 1-6052) of First Chicago Corporation).

4.53	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 1, 1987 (incorporated by reference to Exhibit 4.39 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.54	Form of Indenture, dated as of July 1990, between the Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-35971) of Banc One Corporation).

4.55	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, and Citibank N.A., as Trustee, to the Indenture between Banc One Corporation and Citibank N.A (incorporated by reference to Exhibit 4.43 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.56	Form of Indenture, dated as of March 1, 1989, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and Chemical Bank (Delaware), as Trustee (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 (File No. 33-27059) of Banc One Corporation).

4.57	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to Chemical Bank (Delaware)) as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 1, 1989 (incorporated by reference to Exhibit 4.45 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.58	Certificate of Designations of JPMorgan Chase & Co.’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed April 24, 2008).

4.59	Form of Certificate of Designations of JPMorgan Chase & Co.’s 6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.60	Form of Certificate of Designations of JPMorgan Chase & Co.’s 5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.61	Form of Certificate of Designations of JPMorgan Chase & Co.’s 5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.62	Certificate of Designations of JPMorgan Chase & Co.’s 8.625% Non-Cumulative Perpetual Preferred Stock, Series J (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed August 21, 2008).

4.63	Certificate of Designations of JPMorgan Chase & Co.’s Fixed Rate Cumulative Perpetual Preferred Stock, Series K (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed October 31, 2008).

4.64	Form of Certificate of Designations for Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.65	Assignment, Assumption and Amendment Agreement, dated as of June 25, 2008, by and among JPMorgan Chase & Co., The Bear Stearns Companies Inc. and Mellon Investor Services LLC, as Depositary (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.66	Form of Deposit Agreement, dated as of January 15, 1998, between The Bear Stearns Companies Inc., Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series E preferred stock) (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-4 (File No. 333-152214) of JPMorgan Chase & Co.).

4.67	Form of Deposit Agreement, dated as of April 21, 1998, between The Bear Stearns Companies Inc., Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series F preferred stock) (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-4 (File No. 333-152214) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.68	Form of Deposit Agreement, dated as of June 19, 1998, between The Bear Stearns Companies Inc., Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series G preferred stock) (incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-4 (File No. 333-152214) of JPMorgan Chase & Co.).

4.69	Form of Deposit Agreement among JPMorgan Chase & Co., Mellon Investor Services L.L.C., as depositary, and all the holders from time to time of depositary receipts (relating to JPMorgan Chase & Co.’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed April 24, 2008).

4.70	Form of Deposit Agreement among JPMorgan Chase & Co., Mellon Investor Services L.L.C., as depositary, and all the holders from time to time of depositary receipts (relating to JPMorgan Chase & Co.’s 8.625% Non-Cumulative Perpetual Preferred Stock, Series J) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed August 21, 2008).

4.71	Form of Deposit Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.72	Form of Depositary Receipt of Depositary Shares (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.73	Indenture, dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.74	First Supplemental Indenture, dated as of April 9, 2008 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co.).

4.75	Junior Subordinated Indenture, dated December 1, 1996, between The Chase Manhattan Corporation and The Bank of New York Mellon, as Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.76	Form of Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York Mellon, as Debenture Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.77	Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York Mellon, as Debenture Trustee, dated as of May 19, 2005 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.78	Indenture, dated as of January 1, 1997, between First Chicago NBD Corporation and The Chase Manhattan Bank, as trustee, with respect to Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3 (File No. 333-15649) of First Chicago NBD Corporation).

4.79	First Supplemental Indenture relating to the Junior Subordinated Debt Securities, dated as of January 31, 1997, between First Chicago NBD Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-3 (File No. 333-15649) of First Chicago NBD Corporation).

Exhibit Number	Document Description

4.80	Second Supplemental Indenture relating to the Junior Subordinated Debt Securities, dated as of October 2, 1998, between Bank One Corporation (as successor to First Chicago NBD Corporation) and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.21 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.81	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning trustee, and The Bank of New York Mellon, as successor trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-116775) of JPMorgan Chase and Co.).

4.82	Restated Certificate of Trust of Chase Capital II (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

4.83	Restated Certificate of Trust of Chase Capital III (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

4.84	Certificate of Trust of Chase Capital VI (incorporated by reference to Exhibit 4.23 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Corporation).

4.85	Certificate of Trust of J.P. Morgan Chase Capital X (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-68500) of JPMorgan Chase & Co.).

4.86	Certificate of Trust of J.P. Morgan Chase Capital XI (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-68500) of JPMorgan Chase & Co.).

4.87	Certificate of Trust of J.P. Morgan Chase Capital XII (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-68500) of JPMorgan Chase & Co.).

4.88	Amended and Restated Certificate of Trust of JPMorgan Chase Capital XIII (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.89	Certificate of Trust of JPMorgan Chase Capital XIV (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.90	Certificate of Trust of JPMorgan Chase Capital XV (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.91	Certificate of Trust of JPMorgan Chase Capital XVI (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.92	Certificate of Trust of JPMorgan Chase Capital XVII (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.93	Certificate of Trust of JPMorgan Chase Capital XVIII (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.94	Certificate of Trust of JPMorgan Chase Capital XIX (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.95	Certificate of Trust of JPMorgan Chase Capital XX (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.96	Certificate of Trust of JPMorgan Chase Capital XXI (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.97	Certificate of Trust of JPMorgan Chase Capital XXII (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.98	Certificate of Trust of JPMorgan Chase Capital XXIII (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.99	Certificate of Trust of JPMorgan Chase Capital XXIV (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.100	Certificate of Trust of JPMorgan Chase Capital XXV (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.101	Certificate of Trust of JPMorgan Chase Capital XXVI (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.102	Certificate of Trust of JPMorgan Chase Capital XXVII (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.103	Certificate of Trust of JPMorgan Chase Capital XXVIII (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.104	Certificate of Trust of JPMorgan Chase Capital XXIX (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.105	Certificate of Trust of JPMorgan Chase Capital XXX (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.106	Certificate of Trust of JPMorgan Chase Capital XXXI (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.107	Certificate of Trust of JPMorgan Chase Capital XXXII (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.108	Certificate of Trust of BANK ONE Capital III (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.109	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital III (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-116775) of JPMorgan Chase & Co.).

4.110	Certificate of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-47022) of Bank One Corporation).

4.111	Certificate of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4(a)(1) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.112	Form of Amended and Restated Certificate of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-116773) of JPMorgan Chase & Co.).

4.113	Trust Agreement of Chase Capital II (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

4.114	Form of Amended and Restated Trust Agreement of Chase Capital II (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.115	Trust Agreement of Chase III (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

Exhibit Number	Document Description

4.116	Form of Amended and Restated Trust Agreement of Chase Capital III (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.117	Form of Amended and Restated Trust Agreement for each of Chase Capital IV, Chase Capital V and Chase Capital VI among The Chase Manhattan Corporation, as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustee named therein (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Company).

4.118	Form of Trust Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII among J.P. Morgan Chase, as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustee named therein. (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3/A (File No. 333-68500) of JPMorgan Chase & Co.).

4.119	Trust Agreement of JPMorgan Chase Capital XIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.120	Amendment No. 1 to Trust Agreement of JPMorgan Chase Capital XIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon (Delaware), as Delaware Trustee, the resigning trustee named therein and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.121	Form of Trust Agreement for each of JPMorgan Chase Capital XIV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.122	Trust Agreement of JPMorgan Chase Capital XV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.123	Form of Amended and Restated Trust Agreement for each of JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.124	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVI, dated as of May 26, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein. (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3A (File No. 333-126750) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.125	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVII, dated as of August 3, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3A (File No. 333-126750) of JPMorgan Chase & Co.).

4.126	Trust Agreement of JPMorgan Chase Capital XVIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.127	Trust Agreement of JPMorgan Chase Capital XIX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.128	Trust Agreement of JPMorgan Chase Capital XX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.129	Trust Agreement of JPMorgan Chase Capital XXI among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.130	Trust Agreement of JPMorgan Chase Capital XXII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.131	Trust Agreement of JPMorgan Chase Capital XXIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.132	Trust Agreement of JPMorgan Chase Capital XXIV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.133	Trust Agreement of JPMorgan Chase Capital XXV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.134	Trust Agreement of JPMorgan Chase Capital XXVI among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.135	Trust Agreement of JPMorgan Chase Capital XXVII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.136	Trust Agreement of JPMorgan Chase Capital XXVIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.137	Trust Agreement of JPMorgan Chase Capital XXIX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.138	Trust Agreement of JPMorgan Chase Capital XXX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.139	Trust Agreement of JPMorgan Chase Capital XXXI among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.140	Trust Agreement of JPMorgan Chase Capital XXXII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.141	Form of Amended and Restated Trust Agreement for each of JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII, JPMorgan Chase Capital XXIV, JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.142	Declaration of Trust of BANK ONE Capital III (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.143	Declaration of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 (File No. 333-47022) of Bank One Corporation).

4.144	Declaration of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3/A (File No. 333-15649) of First Chicago NBD Corporation).

4.145	Form of Guarantee Agreement for Chase Capital II (incorporated by reference to Exhibit 4.33 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.146	Form of Guarantee Agreement for Chase Capital III (incorporated by reference to Exhibit 4.34 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.147	Form of Guarantee Agreement for each of Chase Capital IV, Chase Capital V and Chase Capital VI between The Chase Manhattan Corporation, as guarantor and The Bank of New York Mellon, as trustee. (incorporated by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Company).

Exhibit Number	Document Description

4.148	Form of Guarantee Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and JPMorgan Chase Capital XIII between JPMorgan Chase, as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3/A (File No. 333-68500) of JPMorgan Chase & Co.).

4.149	Form of Guarantee Agreement for each of JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII between JPMorgan Chase & Co., as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.150

Form of Guarantee Agreement for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV between JPMorgan Chase & Co., as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.151	Form of Guarantee Agreement for each of JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII between JPMorgan Chase & Co., as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.152	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.153	Form of Guarantee Trustee Resignation and Appointment Agreement (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-3 (File 333-116775) of JPMorgan Chase and Co.).

4.154	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4(g) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.155	Form of Guarantee Trustee Resignation and Appointment Agreement (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-116773) of JPMorgan Chase & Co.).

4.156	Form of Instrument of Resignation, Appointment and Acceptance with regard to BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV, BANK ONE Capital V and BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3/A (File No. 333-116775) of JPMorgan Chase & Co.).

4.157	Form of Instrument of Resignation, Appointment and Acceptance with regard to First Chicago NBD Capital I and BANK ONE Capital I (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3/A (File No. 333-116773) of JPMorgan Chase & Co.).

4.158	Form of Preferred Security Certificate for Chase Capital II (incorporated by reference to Exhibit D of Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.159	Form of Preferred Security Certificate for Chase Capital III (incorporated by reference to Exhibit D of Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

Exhibit Number	Document Description

4.160	Form of Preferred Security Certificate for each of Chase Capital IV, Chase Capital V and Chase Capital VI (incorporated by reference to Exhibit D to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Company).

4.161	Form of Preferred Security Certificate for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and JPMorgan Chase Capital XIII (incorporated by reference to Exhibit D to Exhibit 4.6 to the Registration Statement on Form S-3/A (File No. 333-68500) of JPMorgan Chase & Co.).

4.162	Form of Preferred Security Certificate for each of JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII (incorporated by reference to Exhibit B to Exhibit 4.14 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.163	Form of Preferred Security Certificate for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV (incorporated by reference to Exhibit B to Exhibit 4.22 to the Registration Statement on Form S-3/A (File No. 333-126750) of JPMorgan Chase & Co.).

4.164	Form of Capital Security Certificate for each of JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII (incorporated by reference to Exhibit B to Exhibit 4.22 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.165	Form of Preferred Security (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.166	Form of Preferred Security (incorporated by reference to Exhibit 4(f) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.167	Form of Fixed Rate Note (incorporated by reference to Exhibit 4(b)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.168	Form of Floating Rate Note (incorporated by reference to Exhibit 4(b)(2) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.169	Form of Permanent Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(3) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.170	Form of Temporary Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(4) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.171	Form of Permanent Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(5) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.172	Form of Temporary Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(6) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.173	Form of Debt Warrant Agreement (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.174	Forms of Debt Warrant Certificates (included as Exhibits A and B to form of Debt Warrant Agreement) (incorporated by reference to Exhibit 4(d) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.175	Form of Index Warrant Agreement (incorporated by reference to Exhibit 4(e) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.176	Forms of Index Warrant Certificates (included as Exhibits A and A-1 to form of Index Warrant Agreement) (incorporated by reference to Exhibit 4(f) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.177	Form of Currency Warrant Agreement (incorporated by reference to Exhibit 4(g) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.178	Forms of Currency Warrant Certificates (included as Exhibits A and A-1 to form of Currency Warrant Agreement) (incorporated by reference to Exhibit 4(h) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.179	Form of Interest Rate Warrant Agreement (incorporated by reference to Exhibit 4(i) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.180	Forms of Interest Rate Warrant Certificates (included as Exhibits A and A-1 to form of Interest Rate Warrant Agreement) (incorporated by reference to Exhibit 4(j) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.181	Form of Universal Warrant Agreement (incorporated by reference to Exhibit 4(k) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.182	Forms of Universal Warrant Certificates (included as Exhibits A and B to form of Universal Warrant Agreement) (incorporated by reference to Exhibit 4(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.183	Form of Unit Agreement (incorporated by reference to Exhibit 4(m) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.184	Form of Unit Certificate (included as Exhibit A to form of Unit Agreement) (incorporated by reference to Exhibit 4(n) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.185	Form of Purchase Contract.***

4.186	Calculation Agent Agreement dated as of November 21, 2008 between JP Morgan Chase & Co. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4(p)(1) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.).

4.187	Paying Agent, Registrar & Transfer Agent and Authenticating Agent Agreement dated as of October 2, 2006 between JP Morgan Chase & Co., Deutsche Bank Trust Company Americas and The Bank of New York Mellon (formerly, The Bank of New York) (incorporated by reference to Exhibit 4(q)(1) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.).

5.1	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bear Stearns Capital Trust III.*

Exhibit Number	Document Description

5.2	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Chase Capital II.**

5.3	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Chase Capital III.**

5.4	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Chase Capital VI.**

5.5	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by J.P. Morgan Chase Capital X.**

5.6	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by J.P. Morgan Chase Capital XI.**

5.7	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by J.P. Morgan Chase Capital XII.**

5.8	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XIII.**

5.9	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XIV.**

5.10	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XV.**

5.11	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XVI.**

5.12	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XVII.**

5.13	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XVIII.**

5.14	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XIX.**

5.15	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XX.**

5.16	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXI.**

5.17	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXII.**

5.18	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXIII.**

5.19	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXIV.**

5.20	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXV.**

5.21	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXVI.**

Exhibit Number	Document Description

5.22	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXVII.**

5.23	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXVIII.**

5.24	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXIX.**

5.25	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXX.**

5.26	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXXI.**

5.27	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXXII.**

5.28	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bank One Capital III.**

5.29	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bank One Capital VI.**

5.30	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by First Chicago NBD Capital I.**

5.31	Opinion of Cadwalader, Wickersham & Taft LLP.*

5.32	Opinion of Simpson Thacher & Bartlett LLP**

5.33	Opinion of Neila Radin.*

5.34	Opinion of Neila Radin.*

5.35	Opinion of Neila Radin.**

12.1	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for Periods Ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for each of the years ended December 31, 2007, 2006, 2005, 2004 and 2003 of JPMorgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for Periods Ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for each of the years ended December 31, 2007, 2006, 2005, 2004 and 2003 of JPMorgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for the Period ended March 31, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K filed on April 16, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for the Period ended June 30, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K filed on July 17, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

12.5	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for the Period Ended March 31, 2008 (incorporated by reference to Exhibit 12.2 to Current Report on Form 8-K filed on April 16, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

Exhibit Number	Document Description

12.6	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for the Period Ended June 30, 2008 (incorporated by reference to Exhibit 12.2 to Current Report on Form 8-K filed on July 17, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

12.7	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for the Period ended September 30, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K (File No. 1-05805) of JPMorgan Chase & Co.) filed on October 15, 2008.

15.1	Letter re: Unaudited Interim Financial Information.**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Deloitte & Touche LLP.**

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).*

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).**

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).**

23.6	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4).**

23.7	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.5).**

23.8	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.6).**

23.9	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.7).**

23.10	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.8).**

23.11	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.9).**

23.12	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.10).**

23.13	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.11).**

23.14	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.12).**

23.15	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.13).**

23.16	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.14).**

23.17	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.15).**

23.18	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.16).**

23.19	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.17).**

23.20	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.18).**

23.21	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.19).**

23.22	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.20).**

23.23	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.21).**

23.24	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.22).**

23.25	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.23).**

23.26	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.24).**

Exhibit Number	Document Description

23.27	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.25).**

23.28	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.26).**

23.29	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.27).**

23.30	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.28).**

23.31	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.29).**

23.32	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.30).**

23.33	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.31).*

23.34	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.32)**

23.35	Consent of Neila Radin (included in Exhibit 5.33).*

23.36	Consent of Neila Radin (included in Exhibit 5.34)*

23.37	Consent of Neila Radin (included in Exhibit 5.35).**

24	Powers of Attorney of JPMorgan Chase & Co.*

25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A), as Trustee.*

25.2	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York Mellon, as Trustee.*

25.3	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee.*

25.4	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Trust Agreement of Bear Stearns Capital Trust III.*

25.5	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Guarantee for the benefit of holders of Preferred Securities of Bear Stearns Capital Trust III.*

25.6	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of December 1, 1989, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as successor to The Chase Manhattan Bank (National Association).*

25.7	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee.*

Exhibit Number	Document Description

25.8	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Amended and Restated Indenture, dated as of September 1, 1993, between JPMorgan Chase & Co. (as successor by merger to The Chase Manhattan Corporation) and U.S. Bank Trust National Association (as successor to Chemical Bank), as Trustee.*

25.9	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture dated as of August 15, 1982, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee.*

25.10	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture dated as of March 1, 1993, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee.*

25.11	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture relating to subordinated securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to The Chase Manhattan Bank), as Trustee.*

25.12	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Citibank, N.A as trustee under the Indenture, dated as of July 1, 1995, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee.*

25.13	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture, dated as of August 1, 1987, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee.*

25.14	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Citibank, N.A as trustee under the Indenture, dated as of July 15, 1990, between the Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee.*

25.15	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture, dated as of March 1, 1989, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Chemical Bank (Delaware)), as Trustee.*

25.16	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Junior Subordinated Indenture, dated as of December 1, 1996, between JPMorgan Chase & Co. and The Bank of New York Mellon, as Trustee.**

25.17	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as Trustee. **

25.18	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Amended and Restated Trust Agreement of Chase Capital II.**

25.19	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon under the Guarantee for the benefit of the holders of Preferred Securities of Chase Capital II.**

Exhibit Number	Document Description

25.20	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Amended and Restated Trust Agreement of Chase Capital III.**

25.21	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon under the Guarantee for the benefit of the holders of Preferred Securities of Chase Capital III.**

25.22	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of Chase Capital VI.**

25.23	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of Chase Capital VI. **

25.24	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of J.P. Morgan Chase Capital X.**

25.25	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase Capital X. **

25.26	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of J.P. Morgan Chase Capital XI. **

25.27	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase Capital XI. **

25.28	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of J.P. Morgan Chase Capital XII.**

25.29	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase Capital XII. **

25.30	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XIII. **

25.31	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIII. **

25.32	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XIV.**

25.33	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIV.**

25.34	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XV.**

25.35	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XV.**

Exhibit Number	Document Description

25.36	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XVI.**

25.37	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVI.**

25.38	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XVII.**

25.39	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVII.**

25.40	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XVIII.**

25.41	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVIII.**

25.42	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XIX.**

25.43	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIX.**

25.44	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XX.**

25.45	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XX.**

25.46	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXI.**

25.47	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXI. **

25.48	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXII. **

25.49	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXII.**

25.50	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXIII.**

25.51	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIII.**

Exhibit Number	Document Description

25.52	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXIV.**

25.53	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIV.**

25.54	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXV.**

25.55	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXV. **

25.56	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXVI.**

25.57	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXVI. **

25.58	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXVII.**

25.59	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXVII. **

25.60	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXVIII. **

25.61	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXVIII. **

25.62	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXIX. **

25.63	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIX. **

25.64	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXX. **

25.65	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXX. **

25.66	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXXI. **

Exhibit Number	Document Description

25.67	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXXI. **

25.68	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXXII. **

25.69	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXXII. **

25.70	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Institutional Trustee under the Amended and Restated Declaration of Trust of Bank One Capital Trust III. **

25.71	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Bank One Capital Trust III. **

25.72	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Trustee under the Declaration of Trust of BANK ONE Capital VI.**

25.73	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of BANK ONE Capital VI.**

25.74	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Institutional Trustee under the Declaration of Trust of First Chicago NBD Capital I. **

25.75	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of First Chicago NBD Capital I. **

25.76	Form of T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon (as successor to The Chase Manhattan Bank) as trustee under the Indenture, dated as of January 1, 1997, between First Chicago NBD Corporation and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee.**

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment or subsequent Current Report on Form 8-K.

Item 17. Undertakings

Each of the Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of JPMorgan Chase & Co.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, each of Registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 1, 2008.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

BEAR STEARNS CAPITAL TRUST III (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

CHASE CAPITAL II (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

CHASE CAPITAL III (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

CHASE CAPITAL VI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

J.P. MORGAN CHASE CAPITAL X (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

J.P. MORGAN CHASE CAPITAL XI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

J.P. MORGAN CHASE CAPITAL XII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XIII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XIV (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XV (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XVI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XVII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XVIII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XIX (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XX (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXIII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXIV (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXV (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXVI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXVII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXVIII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXIX (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXX (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXXI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

JPMORGAN CHASE CAPITAL XXXII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

BANK ONE CAPITAL III (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

BANK ONE CAPITAL VI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

FIRST CHICAGO NBD CAPITAL I (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

OFFICERS AND DIRECTORS OF JPMORGAN CHASE & CO.

SIGNATURE	TITLE	DATE

* James Dimon	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	December 1, 2008

* Crandall C. Bowles	Director	December 1, 2008

* Stephen B. Burke	Director	December 1, 2008

* David M. Cote	Director	December 1, 2008

* James S. Crown	Director	December 1, 2008

* Ellen V. Futter	Director	December 1, 2008

* William H. Gray, III	Director	December 1, 2008

* Laban P. Jackson, Jr.	Director	December 1, 2008

* David C. Novak	Director	December 1, 2008

* Lee R. Raymond	Director	December 1, 2008

* William C. Weldon	Director	December 1, 2008

* Michael J. Cavanagh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 1, 2008

* Louis Rauchenberger	Managing Director and Controller (Principal Accounting Officer)	December 1, 2008

*	Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on December 1, 2008 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ ANTHONY J. HORAN
Anthony J. Horan, Secretary

Exhibit Index

Exhibit Number	Document Description
4.1	Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-40933) of The Bear Stearns Companies Inc.).

4.2	First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee, to the Indenture dated as of May 31, 1991 (incorporated by reference to Exhibit 4(a)(2) to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on February 2, 1998).

4.3	Second Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.4	Third Supplemental Indenture, dated effective as of July 31, 2008, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

4.5	Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4(a)(4) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-136666) of The Bear Stearns Companies Inc.).

4.6	First Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.7	Second Supplemental Indenture, dated effective as of July 31, 2008, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

4.8	Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on December 17, 1998).

4.9	Second Supplemental Indenture, dated as of May 10, 2001, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001).

4.10	Third Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.11	Fourth Supplemental Indenture, dated effective as of July 31, 2008, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

Exhibit Number	Document Description

4.12	Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc. filed May 10, 2001).

4.13	First Amendment, dated effective as of June 30, 2008, to the Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.14	Second Amendment, dated as of July 31, 2008, to the Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III, dated as of May 10, 2001, among The Bear Stearns Companies LLC, JPMorgan Chase & Co. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed on July 31, 2008).

4.15	Certificate of Trust of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

4.16	Certificate of Amendment of Bear Stearns Capital Trust III.*

4.17	Amended and Restated Trust Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001)).

4.18	Form of Preferred Security Certificate of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

4.19	Indenture dated as of December 1, 1989, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as successor to The Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K (File No. 1-5805) of JPMorgan Chase & Co. for the year ended December 31, 2004).

4.20	First Supplemental Indenture dated as of November 1, 2007, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company, as successor to The Chase Manhattan Corporation), to the Indenture dated as of December 1, 1989 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed November 7, 2007).

4.21	Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.3(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2005).

4.22	Second Supplemental Indenture, dated as of October 8, 1996, between JPMorgan Chase & Co. and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2005).

Exhibit Number	Document Description

4.23	Third Supplemental Indenture, dated as of December 29, 2000, between JPMorgan Chase & Co. and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(c) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2005).

4.24	Form of Subordinated Security (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-3 (File No. 333-56573) of JPMorgan Chase & Co.).

4.25	Form of Fixed Rate Senior Medium-Term Note, Series C (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.26	Form of Floating Rate Senior Medium-Term Note, Series C (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.27	Form of Fixed Rate Subordinated Medium-Term Note, Series A (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.28	Form of Floating Rate Subordinated Medium-Term Note, Series A (incorporated by reference to Exhibit 4.31 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.29	Form of Senior Note, Series D (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (File No. 333-117775) of JPMorgan Chase & Co.).

4.30	Form of Subordinated Note, Series B (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (File No. 333-117775) of JPMorgan Chase & Co.).

4.31	Amended and Restated Indenture, dated as of September 1, 1993, between JPMorgan Chase & Co. (as successor by merger to The Chase Manhattan Corporation) and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.4(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.32	First Supplemental Indenture, dated as of March 29, 1996, among JPMorgan Chase & Co., The Chase Manhattan Corporation, Chemical Bank, as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.33	Second Supplemental Indenture, dated as of October 8, 1996, between JPMorgan Chase & Co. and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(c) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.34	Third Supplemental Indenture, dated as of December 29, 2000, between The Chase Manhattan Corporation and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(d) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.35	Indenture dated as of August 15, 1982, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.5(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

Exhibit Number	Document Description

4.36	First Supplemental Indenture, dated as of May 5, 1986, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.37	Second Supplemental Indenture, dated as of February 27, 1996, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(c) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.38	Third Supplemental Indenture, dated as of January 30, 1997, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(d) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.39	Fourth Supplemental Indenture, dated as of December 29, 2000, among JPMorgan Chase & Co., J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(e) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.40	Indenture dated as of March 1, 1993, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.7(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.41	First Supplemental Indenture, dated as of December 29, 2000, among J.P. Morgan & Co. Incorporated, The Chase Manhattan Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of March 1, 1993 (incorporated by reference to Exhibit 4.7(b) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.42	Indenture relating to senior debt securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

4.43	First Supplemental Indenture relating to senior debt securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

4.44	Form of Second Supplemental Indenture relating to senior debt securities, among JPMorgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and Deutsche Bank Trust Company Americas, as successor Trustee, to the Indenture, dated as of March 3, 1997 (incorporated by reference to Exhibit 4.22 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.45	Indenture relating to subordinated securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

Exhibit Number	Document Description

4.46	First Supplemental Indenture relating to subordinated securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

4.47	Form of Second Supplemental Indenture relating to subordinated securities, among JPMorgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 3, 1997 (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.48	Form of Indenture, dated as of July 1, 1995, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-60807) of Banc One Corporation).

4.49	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, and Citibank N.A., as Trustee, to the Indenture, dated as of July 1, 1995 (incorporated by reference to Exhibit 4.31 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.50	Indenture, dated as of August 1, 1987, between First Chicago Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (File No. 33-16843) of First Chicago Corporation).

4.51	First Supplemental Indenture, dated as of March 1, 1989, between First Chicago Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(2) to the Registration Statement on Form S-3 (File No. 33-27403) of First Chicago Corporation).

4.52	Second Supplemental Indenture, dated as of January 1, 1993, between First Chicago Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(3) to the Current Report on Form 8-K dated January 20, 1993 (File No. 1-6052) of First Chicago Corporation).

4.53	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 1, 1987 (incorporated by reference to Exhibit 4.39 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.54	Form of Indenture, dated as of July 1990, between the Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-35971) of Banc One Corporation).

4.55	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, and Citibank N.A., as Trustee, to the Indenture between Banc One Corporation and Citibank N.A (incorporated by reference to Exhibit 4.43 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.56	Form of Indenture, dated as of March 1, 1989, between Banc One Corporation (a predecessor to Bank One Corporation) (succeeded by merger by JPMorgan Chase & Co.) and Chemical Bank (Delaware), as Trustee (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 (File No. 33-27059) of Banc One Corporation).

4.57	Form of Supplemental Indenture, among JPMorgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to Chemical Bank (Delaware)) as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 1, 1989 (incorporated by reference to Exhibit 4.45 to the Registration Statement on Form S-3 (File No. 333-116822) of JPMorgan Chase & Co.).

4.58	Certificate of Designations of JPMorgan Chase & Co.’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed April 24, 2008).

4.59	Form of Certificate of Designations of JPMorgan Chase & Co.’s 6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.60	Form of Certificate of Designations of JPMorgan Chase & Co.’s 5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.61	Form of Certificate of Designations of JPMorgan Chase & Co.’s 5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.62	Certificate of Designations of JPMorgan Chase & Co.’s 8.625% Non-Cumulative Perpetual Preferred Stock, Series J (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed August 21, 2008).

4.63	Certificate of Designations of JPMorgan Chase & Co.’s Fixed Rate Cumulative Perpetual Preferred Stock, Series K (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed October 31, 2008).

4.64	Form of Certificate of Designations for Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.65	Assignment, Assumption and Amendment Agreement, dated as of June 25, 2008, by and among JPMorgan Chase & Co., The Bear Stearns Companies Inc. and Mellon Investor Services LLC, as Depositary (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed July 16, 2008).

4.66	Form of Deposit Agreement, dated as of January 15, 1998, between The Bear Stearns Companies Inc., Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series E preferred stock) (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-4 (File No. 333-152214) of JPMorgan Chase & Co.).

4.67	Form of Deposit Agreement, dated as of April 21, 1998, between The Bear Stearns Companies Inc., Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series F preferred stock) (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-4 (File No. 333-152214) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.68	Form of Deposit Agreement, dated as of June 19, 1998, between The Bear Stearns Companies Inc., Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series G preferred stock) (incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-4 (File No. 333-152214) of JPMorgan Chase & Co.).

4.69	Form of Deposit Agreement among JPMorgan Chase & Co., Mellon Investor Services L.L.C., as depositary, and all the holders from time to time of depositary receipts (relating to JPMorgan Chase & Co.’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed April 24, 2008).

4.70	Form of Deposit Agreement among JPMorgan Chase & Co., Mellon Investor Services L.L.C., as depositary, and all the holders from time to time of depositary receipts (relating to JPMorgan Chase & Co.’s 8.625% Non-Cumulative Perpetual Preferred Stock, Series J) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co., filed August 21, 2008).

4.71	Form of Deposit Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.72	Form of Depositary Receipt of Depositary Shares (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.73	Indenture, dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.74	First Supplemental Indenture, dated as of April 9, 2008 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co.).

4.75	Junior Subordinated Indenture, dated December 1, 1996, between The Chase Manhattan Corporation and The Bank of New York Mellon, as Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.76	Form of Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York Mellon, as Debenture Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.77	Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York Mellon, as Debenture Trustee, dated as of May 19, 2005 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.78	Indenture, dated as of January 1, 1997, between First Chicago NBD Corporation and The Chase Manhattan Bank, as trustee, with respect to Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3 (File No. 333-15649) of First Chicago NBD Corporation).

4.79	First Supplemental Indenture relating to the Junior Subordinated Debt Securities, dated as of January 31, 1997, between First Chicago NBD Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-3 (File No. 333-15649) of First Chicago NBD Corporation).

Exhibit Number	Document Description

4.80	Second Supplemental Indenture relating to the Junior Subordinated Debt Securities, dated as of October 2, 1998, between Bank One Corporation (as successor to First Chicago NBD Corporation) and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.21 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.81	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning trustee, and The Bank of New York Mellon, as successor trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-116775) of JPMorgan Chase and Co.).

4.82	Restated Certificate of Trust of Chase Capital II (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

4.83	Restated Certificate of Trust of Chase Capital III (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

4.84	Certificate of Trust of Chase Capital VI (incorporated by reference to Exhibit 4.23 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Corporation).

4.85	Certificate of Trust of J.P. Morgan Chase Capital X (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-68500) of JPMorgan Chase & Co.).

4.86	Certificate of Trust of J.P. Morgan Chase Capital XI (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-68500) of JPMorgan Chase & Co.).

4.87	Certificate of Trust of J.P. Morgan Chase Capital XII (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-68500) of JPMorgan Chase & Co.).

4.88	Amended and Restated Certificate of Trust of JPMorgan Chase Capital XIII (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.89	Certificate of Trust of JPMorgan Chase Capital XIV (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.90	Certificate of Trust of JPMorgan Chase Capital XV (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.91	Certificate of Trust of JPMorgan Chase Capital XVI (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.92	Certificate of Trust of JPMorgan Chase Capital XVII (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.93	Certificate of Trust of JPMorgan Chase Capital XVIII (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.94	Certificate of Trust of JPMorgan Chase Capital XIX (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.95	Certificate of Trust of JPMorgan Chase Capital XX (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.96	Certificate of Trust of JPMorgan Chase Capital XXI (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.97	Certificate of Trust of JPMorgan Chase Capital XXII (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.98	Certificate of Trust of JPMorgan Chase Capital XXIII (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.99	Certificate of Trust of JPMorgan Chase Capital XXIV (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.100	Certificate of Trust of JPMorgan Chase Capital XXV (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.101	Certificate of Trust of JPMorgan Chase Capital XXVI (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.102	Certificate of Trust of JPMorgan Chase Capital XXVII (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.103	Certificate of Trust of JPMorgan Chase Capital XXVIII (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.104	Certificate of Trust of JPMorgan Chase Capital XXIX (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.105	Certificate of Trust of JPMorgan Chase Capital XXX (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.106	Certificate of Trust of JPMorgan Chase Capital XXXI (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.107	Certificate of Trust of JPMorgan Chase Capital XXXII (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.108	Certificate of Trust of BANK ONE Capital III (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.109	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital III (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-116775) of JPMorgan Chase & Co.).

4.110	Certificate of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-47022) of Bank One Corporation).

4.111	Certificate of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4(a)(1) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.112	Form of Amended and Restated Certificate of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-116773) of JPMorgan Chase & Co.).

4.113	Trust Agreement of Chase Capital II (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

4.114	Form of Amended and Restated Trust Agreement of Chase Capital II (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.115	Trust Agreement of Chase III (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan Corporation).

Exhibit Number	Document Description

4.116	Form of Amended and Restated Trust Agreement of Chase Capital III (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.117	Form of Amended and Restated Trust Agreement for each of Chase Capital IV, Chase Capital V and Chase Capital VI among The Chase Manhattan Corporation, as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustee named therein (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Company).

4.118	Form of Trust Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII among J.P. Morgan Chase, as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustee named therein. (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3/A (File No. 333-68500) of JPMorgan Chase & Co.).

4.119	Trust Agreement of JPMorgan Chase Capital XIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.120	Amendment No. 1 to Trust Agreement of JPMorgan Chase Capital XIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon (Delaware), as Delaware Trustee, the resigning trustee named therein and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.121	Form of Trust Agreement for each of JPMorgan Chase Capital XIV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.122	Trust Agreement of JPMorgan Chase Capital XV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.123	Form of Amended and Restated Trust Agreement for each of JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.124	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVI, dated as of May 26, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein. (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3A (File No. 333-126750) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.125	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVII, dated as of August 3, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3A (File No. 333-126750) of JPMorgan Chase & Co.).

4.126	Trust Agreement of JPMorgan Chase Capital XVIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.127	Trust Agreement of JPMorgan Chase Capital XIX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.128	Trust Agreement of JPMorgan Chase Capital XX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.129	Trust Agreement of JPMorgan Chase Capital XXI among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.130	Trust Agreement of JPMorgan Chase Capital XXII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.131	Trust Agreement of JPMorgan Chase Capital XXIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.132	Trust Agreement of JPMorgan Chase Capital XXIV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.133	Trust Agreement of JPMorgan Chase Capital XXV among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.134	Trust Agreement of JPMorgan Chase Capital XXVI among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.135	Trust Agreement of JPMorgan Chase Capital XXVII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.136	Trust Agreement of JPMorgan Chase Capital XXVIII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.137	Trust Agreement of JPMorgan Chase Capital XXIX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.138	Trust Agreement of JPMorgan Chase Capital XXX among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.139	Trust Agreement of JPMorgan Chase Capital XXXI among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.140	Trust Agreement of JPMorgan Chase Capital XXXII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.141	Form of Amended and Restated Trust Agreement for each of JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII, JPMorgan Chase Capital XXIV, JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII among JPMorgan Chase & Co., as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase & Co.).

4.142	Declaration of Trust of BANK ONE Capital III (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.143	Declaration of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 (File No. 333-47022) of Bank One Corporation).

4.144	Declaration of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3/A (File No. 333-15649) of First Chicago NBD Corporation).

4.145	Form of Guarantee Agreement for Chase Capital II (incorporated by reference to Exhibit 4.33 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.146	Form of Guarantee Agreement for Chase Capital III (incorporated by reference to Exhibit 4.34 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.147	Form of Guarantee Agreement for each of Chase Capital IV, Chase Capital V and Chase Capital VI between The Chase Manhattan Corporation, as guarantor and The Bank of New York Mellon, as trustee. (incorporated by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Company).

Exhibit Number	Document Description

4.148	Form of Guarantee Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and JPMorgan Chase Capital XIII between JPMorgan Chase, as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3/A (File No. 333-68500) of JPMorgan Chase & Co.).

4.149	Form of Guarantee Agreement for each of JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII between JPMorgan Chase & Co., as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.150

Form of Guarantee Agreement for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV between JPMorgan Chase & Co., as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.151	Form of Guarantee Agreement for each of JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII between JPMorgan Chase & Co., as guarantor and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.152	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.153	Form of Guarantee Trustee Resignation and Appointment Agreement (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-3 (File 333-116775) of JPMorgan Chase and Co.).

4.154	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4(g) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.155	Form of Guarantee Trustee Resignation and Appointment Agreement (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-116773) of JPMorgan Chase & Co.).

4.156	Form of Instrument of Resignation, Appointment and Acceptance with regard to BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV, BANK ONE Capital V and BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3/A (File No. 333-116775) of JPMorgan Chase & Co.).

4.157	Form of Instrument of Resignation, Appointment and Acceptance with regard to First Chicago NBD Capital I and BANK ONE Capital I (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3/A (File No. 333-116773) of JPMorgan Chase & Co.).

4.158	Form of Preferred Security Certificate for Chase Capital II (incorporated by reference to Exhibit D of Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

4.159	Form of Preferred Security Certificate for Chase Capital III (incorporated by reference to Exhibit D of Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

Exhibit Number	Document Description

4.160	Form of Preferred Security Certificate for each of Chase Capital IV, Chase Capital V and Chase Capital VI (incorporated by reference to Exhibit D to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-37567) of The Chase Manhattan Company).

4.161	Form of Preferred Security Certificate for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and JPMorgan Chase Capital XIII (incorporated by reference to Exhibit D to Exhibit 4.6 to the Registration Statement on Form S-3/A (File No. 333-68500) of JPMorgan Chase & Co.).

4.162	Form of Preferred Security Certificate for each of JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII (incorporated by reference to Exhibit B to Exhibit 4.14 to the Registration Statement on Form S-3/A (File No. 333-117785) of JPMorgan Chase & Co.).

4.163	Form of Preferred Security Certificate for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV (incorporated by reference to Exhibit B to Exhibit 4.22 to the Registration Statement on Form S-3/A (File No. 333-126750) of JPMorgan Chase & Co.).

4.164	Form of Capital Security Certificate for each of JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII (incorporated by reference to Exhibit B to Exhibit 4.22 to the Registration Statement on Form S-3ASR (File No. 333-146220) of JPMorgan Chase & Co.).

4.165	Form of Preferred Security (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (File No. 333-80903) of Bank One Corporation).

4.166	Form of Preferred Security (incorporated by reference to Exhibit 4(f) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.167	Form of Fixed Rate Note (incorporated by reference to Exhibit 4(b)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.168	Form of Floating Rate Note (incorporated by reference to Exhibit 4(b)(2) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.169	Form of Permanent Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(3) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.170	Form of Temporary Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(4) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.171	Form of Permanent Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(5) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.172	Form of Temporary Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(6) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.173	Form of Debt Warrant Agreement (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

Exhibit Number	Document Description

4.174	Forms of Debt Warrant Certificates (included as Exhibits A and B to form of Debt Warrant Agreement) (incorporated by reference to Exhibit 4(d) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.175	Form of Index Warrant Agreement (incorporated by reference to Exhibit 4(e) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.176	Forms of Index Warrant Certificates (included as Exhibits A and A-1 to form of Index Warrant Agreement) (incorporated by reference to Exhibit 4(f) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.177	Form of Currency Warrant Agreement (incorporated by reference to Exhibit 4(g) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.178	Forms of Currency Warrant Certificates (included as Exhibits A and A-1 to form of Currency Warrant Agreement) (incorporated by reference to Exhibit 4(h) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.179	Form of Interest Rate Warrant Agreement (incorporated by reference to Exhibit 4(i) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.180	Forms of Interest Rate Warrant Certificates (included as Exhibits A and A-1 to form of Interest Rate Warrant Agreement) (incorporated by reference to Exhibit 4(j) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.181	Form of Universal Warrant Agreement (incorporated by reference to Exhibit 4(k) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.182	Forms of Universal Warrant Certificates (included as Exhibits A and B to form of Universal Warrant Agreement) (incorporated by reference to Exhibit 4(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.183	Form of Unit Agreement (incorporated by reference to Exhibit 4(m) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.184	Form of Unit Certificate (included as Exhibit A to form of Unit Agreement) (incorporated by reference to Exhibit 4(n) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.).

4.185	Form of Purchase Contract.***

4.186	Calculation Agent Agreement dated as of November 21, 2008 between JP Morgan Chase & Co. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4(p)(1) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.).

4.187	Paying Agent, Registrar & Transfer Agent and Authenticating Agent Agreement dated as of October 2, 2006 between JP Morgan Chase & Co., Deutsche Bank Trust Company Americas and The Bank of New York Mellon (formerly, The Bank of New York) (incorporated by reference to Exhibit 4(q)(1) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.).

5.1	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bear Stearns Capital Trust III.*

Exhibit Number	Document Description

5.2	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Chase Capital II.**

5.3	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Chase Capital III.**

5.4	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Chase Capital VI.**

5.5	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by J.P. Morgan Chase Capital X.**

5.6	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by J.P. Morgan Chase Capital XI.**

5.7	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by J.P. Morgan Chase Capital XII.**

5.8	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XIII.**

5.9	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XIV.**

5.10	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XV.**

5.11	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XVI.**

5.12	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XVII.**

5.13	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XVIII.**

5.14	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XIX.**

5.15	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XX.**

5.16	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXI.**

5.17	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXII.**

5.18	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXIII.**

5.19	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXIV.**

5.20	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXV.**

5.21	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXVI.**

Exhibit Number	Document Description

5.22	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXVII.**

5.23	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXVIII.**

5.24	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXIX.**

5.25	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXX.**

5.26	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXXI.**

5.27	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by JPMorgan Chase Capital XXXII.**

5.28	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bank One Capital III.**

5.29	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bank One Capital VI.**

5.30	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by First Chicago NBD Capital I.**

5.31	Opinion of Cadwalader, Wickersham & Taft LLP.*

5.32	Opinion of Simpson Thacher & Bartlett LLP**

5.33	Opinion of Neila Radin.*

5.34	Opinion of Neila Radin.*

5.35	Opinion of Neila Radin.**

12.1	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for Periods Ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for each of the years ended December 31, 2007, 2006, 2005, 2004 and 2003 of JPMorgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for Periods Ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for each of the years ended December 31, 2007, 2006, 2005, 2004 and 2003 of JPMorgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for the Period ended March 31, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K filed on April 16, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for the Period ended June 30, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K filed on July 17, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

12.5	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for the Period Ended March 31, 2008 (incorporated by reference to Exhibit 12.2 to Current Report on Form 8-K filed on April 16, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

Exhibit Number	Document Description

12.6	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for the Period Ended June 30, 2008 (incorporated by reference to Exhibit 12.2 to Current Report on Form 8-K filed on July 17, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

12.7	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements of JPMorgan Chase & Co. for the Period ended September 30, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K (File No. 1-05805) of JPMorgan Chase & Co.) filed on October 15, 2008.

15.1	Letter re: Unaudited Interim Financial Information.**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Deloitte & Touche LLP.**

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).*

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).**

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).**

23.6	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4).**

23.7	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.5).**

23.8	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.6).**

23.9	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.7).**

23.10	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.8).**

23.11	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.9).**

23.12	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.10).**

23.13	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.11).**

23.14	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.12).**

23.15	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.13).**

23.16	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.14).**

23.17	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.15).**

23.18	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.16).**

23.19	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.17).**

23.20	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.18).**

23.21	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.19).**

23.22	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.20).**

23.23	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.21).**

23.24	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.22).**

23.25	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.23).**

23.26	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.24).**

Exhibit Number	Document Description

23.27	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.25).**

23.28	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.26).**

23.29	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.27).**

23.30	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.28).**

23.31	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.29).**

23.32	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.30).**

23.33	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.31).*

23.34	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.32)**

23.35	Consent of Neila Radin (included in Exhibit 5.33).*

23.36	Consent of Neila Radin (included in Exhibit 5.34)*

23.37	Consent of Neila Radin (included in Exhibit 5.35).**

24	Powers of Attorney of JPMorgan Chase & Co.*

25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A), as Trustee.*

25.2	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York Mellon, as Trustee.*

25.3	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee.*

25.4	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Trust Agreement of Bear Stearns Capital Trust III.*

25.5	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Guarantee for the benefit of holders of Preferred Securities of Bear Stearns Capital Trust III.*

25.6	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of December 1, 1989, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as successor to The Chase Manhattan Bank (National Association).*

25.7	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, between JPMorgan Chase & Co. (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee.*

Exhibit Number	Document Description

25.8	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Amended and Restated Indenture, dated as of September 1, 1993, between JPMorgan Chase & Co. (as successor by merger to The Chase Manhattan Corporation) and U.S. Bank Trust National Association (as successor to Chemical Bank), as Trustee.*

25.9	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture dated as of August 15, 1982, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee.*

25.10	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture dated as of March 1, 1993, between JPMorgan Chase & Co. (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee.*

25.11	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture relating to subordinated securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to The Chase Manhattan Bank), as Trustee.*

25.12	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Citibank, N.A as trustee under the Indenture, dated as of July 1, 1995, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee.*

25.13	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture, dated as of August 1, 1987, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee.*

25.14	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Citibank, N.A as trustee under the Indenture, dated as of July 15, 1990, between the Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and Citibank N.A., as Trustee.*

25.15	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association as trustee under the Indenture, dated as of March 1, 1989, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by JPMorgan Chase & Co.) and U.S. Bank Trust National Association (as successor Trustee to Chemical Bank (Delaware)), as Trustee.*

25.16	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Junior Subordinated Indenture, dated as of December 1, 1996, between JPMorgan Chase & Co. and The Bank of New York Mellon, as Trustee.**

25.17	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as Trustee. **

25.18	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Amended and Restated Trust Agreement of Chase Capital II.**

25.19	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon under the Guarantee for the benefit of the holders of Preferred Securities of Chase Capital II.**

Exhibit Number	Document Description

25.20	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Amended and Restated Trust Agreement of Chase Capital III.**

25.21	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon under the Guarantee for the benefit of the holders of Preferred Securities of Chase Capital III.**

25.22	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of Chase Capital VI.**

25.23	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of Chase Capital VI. **

25.24	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of J.P. Morgan Chase Capital X.**

25.25	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase Capital X. **

25.26	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of J.P. Morgan Chase Capital XI. **

25.27	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase Capital XI. **

25.28	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of J.P. Morgan Chase Capital XII.**

25.29	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase Capital XII. **

25.30	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XIII. **

25.31	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIII. **

25.32	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XIV.**

25.33	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIV.**

25.34	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XV.**

25.35	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XV.**

Exhibit Number	Document Description

25.36	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XVI.**

25.37	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVI.**

25.38	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XVII.**

25.39	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVII.**

25.40	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XVIII.**

25.41	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVIII.**

25.42	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XIX.**

25.43	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIX.**

25.44	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XX.**

25.45	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XX.**

25.46	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXI.**

25.47	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXI. **

25.48	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXII. **

25.49	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXII.**

25.50	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXIII.**

25.51	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIII.**

Exhibit Number	Document Description

25.52	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXIV.**

25.53	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIV.**

25.54	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXV.**

25.55	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXV. **

25.56	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXVI.**

25.57	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXVI. **

25.58	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXVII.**

25.59	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXVII. **

25.60	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXVIII. **

25.61	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXVIII. **

25.62	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXIX. **

25.63	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIX. **

25.64	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXX. **

25.65	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXX. **

25.66	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXXI. **

Exhibit Number	Document Description

25.67	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXXI. **

25.68	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Trust Agreement of JPMorgan Chase Capital XXXII. **

25.69	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXXII. **

25.70	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Institutional Trustee under the Amended and Restated Declaration of Trust of Bank One Capital Trust III. **

25.71	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Bank One Capital Trust III. **

25.72	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Trustee under the Declaration of Trust of BANK ONE Capital VI.**

25.73	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of BANK ONE Capital VI.**

25.74	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Institutional Trustee under the Declaration of Trust of First Chicago NBD Capital I. **

25.75	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of First Chicago NBD Capital I. **

25.76	Form of T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York Mellon (as successor to The Chase Manhattan Bank) as trustee under the Indenture, dated as of January 1, 1997, between First Chicago NBD Corporation and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee.**

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment or subsequent Current Report on Form 8-K.